UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
SiTime Corporation (the “Company”) has identified a correction required to be made in its historical condensed consolidated statements of cash flows for each of the first three quarters of 2023. The correction relates solely to the misclassification of “interest received upon maturity of held-to-maturity securities” as an investing activity instead of as an operating activity in the respective condensed consolidated statements of cash flows in each of the first three quarters of 2023 (the “Misclassification”). The Misclassification does not impact the Company’s overall cash position, its condensed consolidated balance sheets, its condensed consolidated statements of operations and comprehensive income (loss), or its condensed consolidated statements of stockholders’ equity for the periods ending March 31, 2023, June 30, 2023 and September 30, 2023.

A summary of the impact on condensed consolidated statements of cash flows is as follows for the periods to be corrected (amounts in thousands):

	Three Months Ended March 31, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net change in unrealized interest on held to maturity securities	$(4,235)	$4,447	$212
Net cash provided by operating activities	$7,502	$4,447	$11,949
Cash flows from investing activities:
Proceeds from maturity of held to maturity securities	$375,454	$(4,447)	$371,007
Net cash used in investing activities	$(6,374)	$(4,447)	$(10,821)

	Six Months Ended June 30, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net change in unrealized interest on held to maturity securities	$(12,027)	$9,341	$(2,686)
Net cash provided by operating activities	$2,676	$9,341	$12,017
Cash flows from investing activities:
Proceeds from maturity of held to maturity securities	$533,780	$(9,341)	$524,439
Net cash used in investing activities	$(8,925)	$(9,341)	$(18,266)

	Nine Months Ended September 30, 2023
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net change in unrealized interest on held to maturity securities	$(19,181)	$18,384	$(797)
Net cash provided by (used in) operating activities	$(8,922)	$18,384	$9,462
Cash flows from investing activities:
Proceeds from maturity of held to maturity securities	$922,365	$(18,384)	$903,981
Net cash used in investing activities	$(11,876)	$(18,384)	$(30,260)

On January 22, 2024, management and the audit committee of the board of directors of the Company concluded that, as a result of the Misclassification and in accordance with, Staff Accounting Bulletin No. 99, “Materiality,” the consolidated statements of cash flows in the first three quarters of 2023 were materially misstated and that the Company’s previously issued unaudited financial statements in the Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, should no longer be relied upon due to the Misclassification. In addition, any Company communications or presentations relating to the Misclassification should no longer be relied upon.

The Company will report the restatement in an amendment to each of the Quarterly Reports on Form 10-Q for the first three quarters of 2023 (the “Form 10-Q/As”). The financial information that has been previously filed or otherwise reported for these quarters with respect to the Misclassification will be superseded by the information to be included in the condensed consolidated financial statements in the Form 10-Q/As.

In addition, the Company’s management has concluded that, as a result of the Misclassification, a material weakness existed in the Company’s internal control over financial reporting as of March 31, 2023, June 30, 2023, and September 30, 2023, and that, because of this material weakness, the Company’s disclosure controls and procedures were not effective as of March 31, 2023, June 30, 2023, and September 30, 2023. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Company’s Form 10-Q/As.

The Company’s management and audit committee of the board of directors discussed the matters disclosed in this Item 4.02 with its independent registered public accounting firm, BDO USA, P.C.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	January 25, 2024	By:	/s/ Elizabeth Howe
Elizabeth Howe
Executive Vice President and Chief Financial Officer